Exhibit 21.1

Company	Ownership	Incorporation
Belleli Energy B.V.	Wholly owned	Netherlands
Belleli Energy Critical Process Equipment S.r.l.	Wholly owned	Italy
Belleli Energy F.Z.E.	Wholly owned	Sharjah
Belleli Energy S.r.l.	Wholly owned	Italy
EESLP LP LLC	Wholly owned	Delaware
Enterra B.V.	Wholly owned	Netherlands
Enterra Compression Investment LLC	Wholly owned	Delaware
Enterra Global Holdings LLC	Wholly owned	Delaware
Excel Energy Services Limited	Wholly owned	Nigeria
EXH Cayman Ltd.	Wholly owned	Cayman Islands
Exterran (Beijing) Energy Equipment Company Ltd.	Wholly owned	China
Exterran (Colombia) Ltd.	Wholly owned	Cayman Islands
Exterran (Singapore) Pte. Ltd.	Wholly owned	Singapore
Exterran (Thailand) Ltd.	Wholly owned	Thailand
Exterran Argentina S.r.l.	Wholly owned	Argentina
Exterran Bahrain S.P.C.	Wholly owned	Bahrain
Exterran Bolivia S.r.l.	Wholly owned	Bolivia
Exterran Colombia Leasing LLC	Wholly owned	Delaware
Exterran Corporation	Parent	Delaware
Exterran Eastern Hemisphere F.Z.E.	Wholly owned	Dubai
Exterran Eastern Hemisphere Holdings LLC	Wholly owned	Delaware
Exterran Egypt LLC	Wholly owned	Egypt
Exterran Egypt Oil & Gas Services LLC	Wholly owned	Egypt
Exterran Energy de Mexico, S. de R.L. de C.V.	Wholly owned	Mexico
Exterran Energy Middle-East LLC	Wholly owned	Oman
Exterran Energy Solutions Compania Limitada	Wholly owned	Chile
Exterran Energy Solutions India Private Limited	Wholly owned	India
Exterran Energy Solutions, L.P.	Wholly owned	Delaware
Exterran General Holdings LLC	Wholly owned	Delaware
Exterran Holding Company NL B.V.	Wholly owned	Netherlands
Exterran International Holdings LLC	Wholly owned	Delaware
Exterran International SA	Wholly owned	Switzerland
Exterran Kazakhstan LLP	Wholly owned	Kazakhstan
Exterran Middle East LLC	70% owned	Oman
Exterran Nigeria Limited	Wholly owned	Nigeria
Exterran Offshore Pte. Ltd.	Wholly owned	Singapore
Exterran Pakistan (Private) Limited	Wholly owned	Pakistan
Exterran Peru S.R.L.	Wholly owned	Peru
Exterran Peru Selva S.r.l.	Wholly owned	Peru
Exterran Services (UK) Ltd.	Wholly owned	United Kingdom
Exterran Services B.V.	Wholly owned	Netherlands
Exterran Servicos de Oleo e Gas Ltda.	Wholly owned	Brazil
Exterran Trinidad LLC	Wholly owned	Delaware
Exterran Venezuela, S.R.L.	Wholly owned	Venezuela
Exterran Water Solutions ULC	Wholly owned	Canada
ExterranEnergy Solutions Ecuador Cia. Ltda.	Wholly owned	Ecuador
Gas Conditioning of Mexico, S. de R.L. de C.V.	Wholly owned	Mexico

H.C.C. Compressor de Venezuela, C.A.	Wholly owned	Venezuela
Hanover Asia, Inc.	Wholly owned	Delaware
Hanover Cayman Limited	Wholly owned	Cayman Islands
LLC Exterran Vostok	Wholly owned	Russia
Production Operators Cayman Inc.	Wholly owned	Cayman Islands
PT. Exterran Indonesia	Wholly owned	Indonesia
Quimex Sarl	Wholly owned	Switzerland
Quimex Tunisia Sarl	Wholly owned	Tunisia
UCO Compression Holding, L.L.C.	Wholly owned	Delaware
Universal Compression Cayman Ltd.	Wholly owned	Cayman Islands
Universal Compression International Holdings, S.L.U.	Wholly owned	Spain
Universal Compression International Ltd.	Wholly owned	Cayman Islands
Universal Compression International, Inc.	Wholly owned	Delaware
Universal Compression Mauritius	Wholly owned	Mauritius
Universal Compression of Colombia Ltd.	Wholly owned	Cayman Islands
Universal Compression Services de Venezuela C.A.	Wholly owned	Venezuela
Universal Compression Services, LLC	Wholly owned	Delaware
Uniwhale Ltd.	75% owned	Cayman Islands